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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                              September 21, 2000
               Date of Report (Date of earliest event reported)


                          ESPERION THERAPEUTICS, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                      001-16033                38-3419139
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
        incorporation)                                      Identification No.)


                      3621 S. State Street, 695 KMS Place
                              Ann Arbor, MI 48108
                                (734) 332-0506
            (Address of principal executive offices, including zip
         code, and registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets

On October 5, 2000, Esperion Therapeutics, Inc. ("Esperion" or the "Company") announced that it acquired Talaria Therapeutics, Inc., or Talaria, a biotechnology company dedicated to the development of large unilamellar vesicles, or LUV, technology, in settlement of claims against the Company and one of its current employees in a lawsuit filed on March 22, 2000 by Talaria and
Dr. Kevin J. Williams.   The Company entered into a definitive Agreement and
Plan of Merger and Reorganization with Talaria and Esperion Mergerco, Inc., a wholly-owned subsidiary of the Company, on September 21, 2000 (the "Merger Agreement"), and the merger was consummated on the same date. The merger documents contain substantially the same terms as disclosed in the Company's Registration Statement on Form S-1, as amended (File No. 333-31032).

The Merger Agreement provides for the issuance of 813,008 shares of restricted Esperion common stock to Talaria stockholders in exchange for all the outstanding shares of Talaria. The Merger Agreement also provides for the following additional consideration to Talaria stockholders: (i) payment by the Company of up to $6.25 million in cash and/or common stock based on the achievement of four future development milestones ("Milestone Payments"), of which $750,000 may become due within the next twelve months; and (ii) payment by the Company of royalties in cash and/or common stock based on net annual sales of LUVs in North America, as defined in the Merger Agreement (together, the "Additional Consideration"). Initially, a portion of the Additional Consideration must be paid in stock in order to maintain the overall stock/cash ratio required by the terms of the Merger Agreement. Thereafter, the Company may pay the Additional Consideration in stock and/or cash so long as the ratio
is maintained for the overall consideration.   The Milestone Payments are due
upon the enrollment of the first patient in certain future clinical trials and upon each of the filing and approval of a new drug application in the United States, and will increase the amount of the purchase price in the period when the milestone is achieved. The royalties would be included in cost of sales in the period when the respective sales are recognized. The Additional Consideration is limited by an aggregate ceiling amount (the "Ceiling"). The Milestone Payments are creditable against royalties otherwise due under the Merger Agreement, subject to a floor of 50% of the royalties otherwise payable under the Merger Agreement in a particular calendar year; and unused credits may
be carried forward until exhausted.   The Company has the right, by making a
one-time payment to the Talaria stockholders in cash and/or common stock, to reduce the royalty rate by one-third and to decrease the Ceiling by one-tenth. Under the terms of the Merger Agreement, the Talaria stockholders are entitled to certain registration rights with regard to the shares of Esperion common stock issued as consideration.

An Indemnification, Escrow and Participation Agreement was also executed in connection with the Merger Agreement, which agreement provides for certain indemnification obligations of the Company and the Talaria stockholders and for the two-year escrow of certain of the consideration received and to be received pursuant to the Merger Agreement as security for the indemnification obligations of the Talaria stockholders.

The merger transaction and related documents resolve claims in the lawsuit against the Company and its employee. Additionally, the Company has entered into a binding letter of intent with Inex Pharmaceuticals Corp., or Inex, that provides for an amendment to the Inex License Agreement granting more control to the Company over the patent application prosecution related to LUVs, mutual releases of claims in connection with the litigation and the Inex License Agreement, dismissal of Inex, the University of British Columbia and the other individual defendant from the lawsuit and withdrawal/dismissal of a demand for arbitration that was filed on September 23, 2000 seeking resolution of matters under the Inex License Agreement. Under the terms of the letter of intent, the parties will finalize definitive documents by October 13, 2000, unless otherwise mutually agreed by the parties.

Together with the license from Inex of LUV technology, the acquisition of Talaria provides the Company with more comprehensive intellectual property assets and rights in regard to LUVs. These transactions also provide the Company with product inventory and Phase I clinical data that advance the development of the Company's LUV product candidate.

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The Merger Agreement is filed herewith as Exhibit 2.1 and is hereby incorporated herein by reference. The Indemnification, Escrow and Participation Agreement is filed herewith as Exhibit 2.2 and is hereby incorporated herein by reference.
The Non-Competition Agreement is filed herewith as Exhibit 2.3 and is hereby incorporated herein by reference. The press release issued by Esperion with respect to the transaction is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired

Financial statements for the year ended December 31, 1999 and for the period from October 2, 1998 (inception) to December 31, 1998 are hereby incorporated herein by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-31032). Pursuant to the instructions to Item 7 of Form 8-K, unaudited financial statements for the six months ended June 30, 2000 and 1999 will be filed by Amendment within 60 days of the date of this filing.

(b)  Pro forma financial information

Pursuant to the instructions to Item 7 of Form 8-K, pro forma financial statements for the year ended December 31, 1999 and the six months ended June 30, 2000 will be filed by Amendment within 60 days of this filing.

(c)  Exhibits


   Number                            Exhibit
--------------------------------------------------------------------------------
     2.1*@ Agreement and Plan of Merger and Reorganization by and among Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and Talaria Therapeutics, Inc. dated as of September 21, 2000.

     2.2@ Indemnification, Escrow and Participation Agreement by and among Esperion Therapeutics, Inc., the stockholders of Talaria Therapeutics, Inc., Rock Hill Ventures, Inc. and Sills Cummis Radin Tischman Epstein & Gross dated as of September 21, 2000.

     2.3 Non-Competition Agreement by and among Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and certain Talaria Parties dated as of September 21, 2000.

    23.3      Consent of Goldenberg Rosenthal, LLP

    99.1      Press release dated October 5, 2000 of Esperion Therapeutics, Inc.

    @ Confidential Treatment Requested

    *The disclosure schedules to this document have been omitted. The disclosure schedules include exceptions and disclosures made by Talaria Therapeutics, Inc. in connection with the following: corporate existence and power; government authorization; non-contravention of organizational documents, laws and other obligations; capitalization of Talaria; absence of undisclosed liabilities; title to properties and assets; rights and absence of claims and encumbrances regarding intellectual property; absence of certain changes in business; litigation; material contracts; tax compliance and liabilities; employees; transactions with affiliates; insurance coverage; compliance with laws and absence of defaults; environmental matters; confidentiality and non-competition agreements signed by consultants and agents of Talaria; certain negative covenants; and status of agreements among Talaria and any of its securityholders or optionholders, or among any of the Talaria securityholders or option holders.

    Registrant agrees to furnish supplementally a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 6, 2000      ESPERION THERAPEUTICS, INC.
                             (Registrant)


                             By:  /s/ Roger S. Newton
                                  --------------------------------------
                                  Roger S. Newton
                                  President and Chief Executive Officer
                                  (Principal Executive Officer)


                             By:  /s/ Timothy M. Mayleben
                                  --------------------------------------
                                  Timothy M. Mayleben
                                  Vice President and Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

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                               INDEX TO EXHIBITS


   Number                            Exhibit
--------------------------------------------------------------------------------
     2.1* Agreement and Plan of Merger and Reorganization by and among Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and Talaria Therapeutics, Inc. dated as of September 21, 2000.

     2.2 Indemnification, Escrow and Participation Agreement by and among Esperion Therapeutics, Inc., the stockholders of Talaria Therapeutics, Inc., Rock Hill Ventures, Inc. and Sills Cummis Radin Tischman Epstein & Gross dated as of September 21, 2000.

     2.3 Non-Competition Agreement by and among Esperion Therapeutics, Inc., Esperion Mergerco, Inc. and certain Talaria Parties dated as of September 21, 2000.

    23.3      Consent of Goldenberg Rosenthal, LLP


    99.1      Press release dated October 5, 2000 of Esperion Therapeutics, Inc.


  *The disclosure schedules to this document have been omitted. The disclosure schedules include exceptions and disclosures made by Talaria Therapeutics, Inc. in connection with the following: corporate existence and power; government authorization; non-contravention of organizational documents, laws and other obligations; capitalization of Talaria; absence of undisclosed liabilities; title to properties and assets; rights and absence of claims and encumbrances regarding intellectual property; absence of certain changes in business; litigation; material contracts; tax compliance and liabilities; employees; transactions with affiliates; insurance coverage; compliance with laws and absence of defaults; environmental matters; confidentiality and non-competition agreements signed by consultants and agents of Talaria; certain negative covenants; and status of agreements among Talaria and any of its securityholders or optionholders, or among any of the Talaria securityholders or optionholders.

  Registrant agrees to furnish supplementally a copy of any of the omitted schedules to the Securities and Exchange Commission upon request.

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